EXHIBIT 99

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Reports Second Quarter Results
and Updates Guidance

HOUSTON, TX, August 23, 2018 - Stage Stores, Inc. (NYSE: SSI) today reported results for the second quarter ended August 4, 2018, and updated guidance for fiscal year 2018. For the second quarter, comparable sales decreased 0.2%. Loss before income tax was $16.8 million compared to a loss before income tax of $9.6 million in the second quarter 2017, driven by investments in the growth of the off-price business, additional supply chain costs, and increased promotional markdowns.

“Our comparable sales results for the second quarter reflected a sequential improvement of 260 basis points versus the first quarter,” commented Michael Glazer, President and Chief Executive Officer. “While our department store business was challenged in the middle of the quarter, we saw comparable sales increase in late July. Gordmans comparable sales increased 11% during the second quarter, and we are particularly encouraged by the momentum created by our back-to-school business that began late in the quarter. We continue to be pleased with inventory content and levels, with department store inventory lower than last year, and normalized inventory in Gordmans.”

Mr. Glazer continued, “Looking ahead, many of our underlying first half trends provide optimism for the back half of the year, including our growing off-price business, trending non-apparel categories which will make great holiday gifts, and strong momentum in our e-commerce business which is the most highly penetrated in the fourth quarter. As a result, we anticipate 2018 EBITDA will increase 40% versus 2017 at the middle of our updated guidance range. In addition, we are pleased to have ended the second quarter with $95 million in excess availability, including the impact of our recent credit facility amendment, which illustrates the strong relationship we have with our bank partners.”

The company also announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share on its common stock, payable on September 19, 2018 to shareholders of record at the close of business on September 4, 2018.

Second Quarter Results
Second quarter 2018 results compared to second quarter 2017 results were as follows:

•	Net sales were $369 million compared to $377 million

•	Comparable sales decreased 0.2% for the total company, decreased 2.2% for department stores, and increased 11.4% for Gordmans off-price stores

•	Net loss was $16.9 million compared to a net loss of $6.3 million

•	Loss per share was $0.60 compared to a loss per share of $0.23

•	EBIT was $(14.1) million compared to $(7.7) million

2018 Guidance
For fiscal 2018, the company reaffirmed the following guidance:

•	Net sales between $1,610 million and $1,640 million

•	Comparable sales of flat to an increase of 2.0%

•	Depreciation and amortization between $55 million and $60 million

•	Capital expenditures of $30 million to $35 million
For fiscal 2018, the company updated the following guidance:

•	Net loss of between $41 million and $34 million

•	Tax rate of 0%, which, when compared to 2017, is expected to negatively impact 2018 EPS by $0.30 to $0.35 per diluted share, or net loss by $8 million to $10 million

•	Loss per diluted share between $1.45 and $1.20

•	EBIT between $(29) million and $(22) million

•	EBITDA between $26 million and $38 million

•	Opening one new Gordmans off-price store, converting nine department stores to Gordmans off-price stores, and closing 30 to 40 department stores

Revenue Recognition
During the first quarter of 2018, the company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606).  As a result of the adoption, the condensed consolidated statements of operations reflect the reclassification of credit income related to the company’s private label credit card program from selling, general and administrative expenses to revenue. The condensed consolidated balance sheets and condensed consolidated statements of cash flows reflect the reclassification of the asset for the right to recover sales return merchandise from merchandise inventories to prepaid expenses and other current assets. The company adopted the standard using the full retrospective method, and the condensed consolidated statements of operations, balance sheets and cash flows for the prior year periods have been restated.

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 7298454. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through September 27, 2018.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of August 23, 2018, the company operates in 42 states through 764 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 63 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes earnings (loss) before interest and taxes (“EBIT”) and earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	August 4, 2018		July 29, 2017
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$369,294	100.0%	$377,081	100.0%
Credit income	14,305	3.9%	13,190	3.5%
Total revenues	383,599	103.9%	390,271	103.5%
Cost of sales and related buying, occupancy and distribution expenses	286,807	77.7%	284,140	75.4%
Selling, general and administrative expenses	110,914	30.0%	113,833	30.2%
Interest expense	2,650	0.7%	1,918	0.5%
Loss before income tax	(16,772)	(4.5)%	(9,620)	(2.6)%
Income tax expense (benefit)	150	—%	(3,362)	(0.9)%
Net loss	$(16,922)	(4.6)%	$(6,258)	(1.7)%

Loss per share
Basic	$(0.60)		$(0.23)
Diluted	$(0.60)		$(0.23)

Weighted average shares outstanding
Basic	28,152		27,535
Diluted	28,152		27,535

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	August 4, 2018		July 29, 2017
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$713,523	100.0%	$685,688	100.0%
Credit income	29,819	4.2%	26,118	3.8%
Total revenues	743,342	104.2%	711,806	103.8%
Cost of sales and related buying, occupancy and distribution expenses	568,548	79.7%	530,529	77.4%
Selling, general and administrative expenses	218,191	30.6%	215,270	31.4%
Interest expense	4,903	0.7%	3,504	0.5%
Loss before income tax	(48,300)	(6.8)%	(37,497)	(5.5)%
Income tax expense (benefit)	300	—%	(12,252)	(1.8)%
Net loss	$(48,600)	(6.8)%	$(25,245)	(3.7)%

Loss per share
Basic	$(1.74)		$(0.93)
Diluted	$(1.74)		$(0.93)

Weighted average shares outstanding
Basic	27,959		27,401
Diluted	27,959		27,401

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

		February 3, 2018	July 29, 2017
	August 4, 2018	As Adjusted	As Adjusted
ASSETS
Cash and cash equivalents	$26,573	$21,250	$26,132
Merchandise inventories, net	476,883	438,377	458,319
Prepaid expenses and other current assets	48,525	52,407	64,443
Total current assets	551,981	512,034	548,894

Property, equipment and leasehold improvements, net	236,151	252,788	269,977
Intangible assets	17,135	17,135	17,135
Other non-current assets, net	24,409	24,449	23,925
Total assets	$829,676	$806,406	$859,931

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$122,680	$145,991	$126,904
Current portion of debt obligations	3,542	2,985	3,050
Accrued expenses and other current liabilities	73,506	64,442	70,754
Total current liabilities	199,728	213,418	200,708

Long-term debt obligations	268,682	180,350	227,385
Other long-term liabilities	65,431	68,524	78,209
Total liabilities	533,841	462,292	506,302

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 33,418, 32,806 and 32,766 shares issued, respectively	334	328	328
Additional paid-in capital	421,621	418,658	414,524
Treasury stock, at cost, 5,175 shares, respectively	(43,388)	(43,298)	(43,210)
Accumulated other comprehensive loss	(4,823)	(5,177)	(5,385)
Accumulated deficit	(77,909)	(26,397)	(12,628)
Total stockholders' equity	295,835	344,114	353,629
Total liabilities and stockholders' equity	$829,676	$806,406	$859,931

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	August 4, 2018	July 29, 2017
		As Adjusted
Cash flows from operating activities:
Net loss	$(48,600)	$(25,245)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	31,217	33,177
Loss (gain) on retirements of property, equipment and leasehold improvements	17	(528)
Deferred income taxes	—	5,520
Stock-based compensation expense	3,049	4,312
Amortization of debt issuance costs	148	144
Deferred compensation obligation	90	(76)
Amortization of employee benefit related costs	354	424
Construction allowances from landlords	757	1,098
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(38,506)	(18,199)
Decrease (increase) in other assets	2,412	(23,240)
(Decrease) increase in accounts payable and other liabilities	(19,958)	30,802
Net cash (used in) provided by operating activities	(69,020)	8,189

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(12,822)	(15,502)
Proceeds from insurance and disposal of assets	1,802	1,307
Business acquisition	—	(36,144)
Net cash used in investing activities	(11,020)	(50,339)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	298,509	277,013
Payments of revolving credit facility borrowings	(233,148)	(211,891)
Proceeds from long-term debt obligation	25,000	—
Payments of long-term debt obligations	(1,472)	(4,850)
Payments of debt issuance costs	(354)	(8)
Payments for stock related compensation	(260)	(135)
Cash dividends paid	(2,912)	(5,650)
Net cash provided by financing activities	85,363	54,479
Net increase in cash and cash equivalents	5,323	12,329

Cash and cash equivalents:
Beginning of period	21,250	13,803
End of period	$26,573	$26,132

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following table reconciles earnings (loss) before interest and taxes (“EBIT”), which is a non-GAAP financial measure, to the most directly comparable GAAP measure, net loss (amounts in thousands):

	Three Months Ended		Six Months Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net loss (GAAP)	$(16,922)	$(6,258)	$(48,600)	$(25,245)
Interest expense	2,650	1,918	4,903	3,504
Income tax expense (benefit)	150	(3,362)	300	(12,252)
EBIT (non-GAAP)	$(14,122)	$(7,702)	$(43,397)	$(33,993)

The following table reconciles EBIT and earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), non-GAAP financial measures, to the most directly comparable GAAP measure, net loss (amounts in millions):

	2018 Guidance Range
	Low	High	2017
Net loss (GAAP)	$(41)	$(34)	$(37)
Interest expense	11	11	7
Income tax expense (benefit)	1	1	(13)
EBIT (non-GAAP)	$(29)	$(22)	$(43)
Depreciation and amortization	55	60	66
EBITDA (non-GAAP)	$26	$38	$23